                                                                    EXHIBIT 99.1

                               Defense Business
                       of Texas Instruments Incorporated
       Statements of Assets to be Acquired and Liabilities to be Assumed
                           (In thousands of dollars)
                                  (unaudited)

                                                              June 30, 1997
                                                      --------------------------
Assets
Current assets:
  Accounts receivable                                        $   236,845
  Inventories (net of progress billings)                         217,478
  Prepaid expenses                                                 2,372
                                                      --------------------------
    Total current assets                                         456,695

Property, plant, and equipment, at cost                          740,840
  Less accumulated depreciation                                 (433,458)
                                                      --------------------------
     Property, plant and equipment (net)                         307,382

Other assets                                                      41,946
                                                      --------------------------
Total assets                                                $    806,023
                                                      ==========================

Liabilities
Current liabilities:
  Accounts payable and accrued expenses                          211,499
  Accrued Profit Sharing/Health Care                               9,600
  Accrued retirement costs - current                              53,000
                                                      --------------------------
     Total current liabilities                                   274,099

Deferred Credits                                                       -
                                                      --------------------------
Accrued retirements costs                                        177,788
                                                      --------------------------
Total liabilities                                                451,887
                                                      --------------------------
Net assets                                                  $    354,136
                                                      ==========================

                               Defense Business
                       of Texas Instruments Incorporated
                             Statements of Income
                           (In thousands of dollars)
                                  (unaudited)

                                        Three Months Ended            Six Months Ended
                                             June 30                      June 30
                                        1997           1996         1997           1996
                                        -------------------------------------------------
Net revenues                           $424,090      $454,099      $823,749      $860,214

Operating costs and expenses:
Costs of revenues                       329,029       346,882       637,947       650,439
Marketing, general, and
  administrative                         27,525        33,207        55,594        64,813
Research and development                 25,675        18,070        43,720        38,204
                                       ---------------------------------------------------
Total                                   382,229       398,159       737,261       753,456
                                       ---------------------------------------------------
Profit from operations                   41,861        55,940        86,488       106,758
Other expense (net)                      (1,362)         (670)       (1,802)       (1,518)
                                       ---------------------------------------------------
Income before provision for income
  taxes                                  40,449        55,270        84,686       105,240
Provision for income taxes               15,096        20,721        31,968        39,455
                                       --------------------------------------------------
Net income                             $ 25,403      $ 34,549      $ 52,718      $ 65,785
                                       ==================================================

                               Defense Business
                       of Texas Instruments Incorporated
                           Statements of Cash Flows
                           (In thousands of dollars)
                                  (unaudited)

                                                      Six Months Ended
                                                          June 30
                                                      1997        1996
                                                  ------------------------

Cash flows from operating activities:
   Net income                                       $  52,718  $  65,785
   Depreciation                                        41,379     37,105
   Deferred income taxes                               (9,051)    (1,603)
   (Increase) decrease in working capital:
     Accounts receivable                               41,209     11,761
     Inventories                                        3,671    (96,327)
     Prepaid expenses                                  (1,287)    (1,232)
     Accounts payable and accrued expenses             (6,144)   (29,793)
     Accrued retirement costs                            (503)     4,290
   Increase (decrease) in noncurrent accrued            5,544      4,235
     retirement costs
   Other                                              (37,294)     5,616
                                                  ------------------------
Net cash provided by (used in) operating activities    90,242       (163)

Cash flows from investing activities:
   Additions to property, plant and equipment         (16,441)   (40,510)
                                                  ------------------------
Net cash (used in) investing activities               (16,441)   (40,510)

Cash flows from financing activities:
   Net transfers (to) from Texas Instruments          (73,801)    40,673
                                                  ------------------------
Net cash provided by (used in) financing activities   (73,801)    40,673

Net increase (decrease) in cash and cash equivalents        -          -
Cash and cash equivalents at beginning of period            -          -
                                                  ------------------------
Cash and cash equivalents at end of period          $       -  $       -
                                                  ========================